Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2020 Equity Incentive Plan and 2020 Employee Stock Purchase Plan of Athira Pharma, Inc. of our report dated March 28, 2022, with respect to the consolidated financial statements of Athira Pharma, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Seattle, Washington

March 28, 2022